Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2013

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2013

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 17, 2013. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Interest Income
Loans	$2,029	$2,094	$2,076	$2,163	$1,951
Investment securities	470	478	504	527	526
Other	112	99	90	106	120
Total interest income	2,611	2,671	2,670	2,796	2,597
Interest Expense
Deposits	93	97	103	83	103
Borrowed funds	129	150	168	187	203
Total interest expense	222	247	271	270	306
Net interest income	2,389	2,424	2,399	2,526	2,291
Noninterest Income
Asset management	308	302	305	278	284
Consumer services	296	294	288	290	264
Corporate services	277	349	295	290	232
Residential mortgage (a) (b)	234	-	227	(173)	230
Service charges on deposits	136	150	152	144	127
Net gains on sales of securities	14	45	40	62	57
Net other-than-temporary impairments	(10)	(15)	(24)	(34)	(38)
Other (c)	311	520	406	240	285
Total noninterest income	1,566	1,645	1,689	1,097	1,441
Total revenue	3,955	4,069	4,088	3,623	3,732
Provision For Credit Losses	236	318	228	256	185
Noninterest Expense
Personnel	1,169	1,216	1,171	1,119	1,111
Occupancy	211	226	212	199	190
Equipment	183	194	185	181	175
Marketing	45	70	74	67	68
Other (d)	787	1,123	1,008	1,082	911
Total noninterest expense (e)	2,395	2,829	2,650	2,648	2,455
Income before income taxes and noncontrolling interests	1,324	922	1,210	719	1,092
Income taxes	320	203	285	173	281
Net income	1,004	719	925	546	811
Less: Net income (loss) attributable to noncontrolling interests	(9)	1	(14)	(5)	6
Preferred stock dividends and discount accretion	75	54	63	25	39
Net income attributable to common shareholders	$938	$664	$876	$526	$766
Earnings Per Common Share
Basic	$1.78	$1.26	$1.66	$1.00	$1.45
Diluted	$1.76	$1.24	$1.64	$.98	$1.44
Average Common Shares Outstanding
Basic	526	526	526	527	526
Diluted	528	528	529	530	529
Efficiency	61%	70%	65%	73%	66%
Noninterest income to total revenue	40%	40%	41%	30%	39%
Effective tax rate (f)	24.2%	22.0%	23.6%	24.1%	25.7%

For additional information regarding footnotes (b) through (e) below, refer to Selected Consolidated Income Statement Information on page 7.

(a)	Residential mortgage income for the three months ended December 31, 2012 was less than $.5 million.

(b)	Includes provision for residential mortgage repurchase obligations.

(c)	Includes gains on sales of Visa Class B common shares.

(d)	Includes expenses for residential mortgage foreclosure-related matters, the goodwill impairment charge for the Residential Mortgage Banking segment and noncash charges for unamortized discounts related to redemption of trust preferred securities.

(e)	Includes integration costs.

(f)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Assets
Cash and due from banks (a)	$3,948	$5,220	$4,284	$4,136	$4,162
Federal funds sold and resale agreements (b)	1,274	1,463	1,724	1,646	1,371
Trading securities	2,243	2,096	2,664	2,121	2,639
Interest-earning deposits with banks (a)	1,541	3,984	2,321	3,995	2,084
Loans held for sale (b)	3,295	3,693	2,737	3,333	2,456
Investment securities (a)	59,361	61,406	62,814	61,937	64,554
Loans (a) (b)	186,504	185,856	181,864	180,425	176,214
Allowance for loan and lease losses (a)	(3,828)	(4,036)	(4,039)	(4,156)	(4,196)
Net loans	182,676	181,820	177,825	176,269	172,018
Goodwill	9,075	9,072	9,163	9,158	9,169
Other intangible assets	1,921	1,797	1,778	1,804	2,019
Equity investments (a) (c)	11,008	10,877	10,846	10,617	10,352
Other (a) (b)	24,470	23,679	24,647	24,559	25,059
Total assets	$300,812	$305,107	$300,803	$299,575	$295,883

Liabilities
Deposits
Noninterest-bearing	$64,652	$69,980	$64,484	$64,476	$62,463
Interest-bearing	146,968	143,162	141,779	142,447	143,664
Total deposits	211,620	213,142	206,263	206,923	206,127
Borrowed funds
Federal funds purchased and repurchase agreements	4,000	3,327	3,877	4,166	4,832
Federal Home Loan Bank borrowings	5,483	9,437	9,942	10,440	8,957
Bank notes and senior debt	10,918	10,429	9,960	10,185	12,065
Subordinated debt	7,996	7,299	6,754	7,593	8,221
Commercial paper (a)	6,953	8,453	10,731	9,469	6,870
Other (a)	2,297	1,962	1,840	1,836	1,594
Total borrowed funds	37,647	40,907	43,104	43,689	42,539
Allowance for unfunded loan commitments and letters of credit	238	250	239	224	243
Accrued expenses (a)	4,181	4,449	4,015	3,428	3,607
Other (a)	5,048	4,594	5,380	5,097	5,131
Total liabilities	258,734	263,342	259,001	259,361	257,647

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 538, 538, 538, 537 and 537 shares	2,690	2,690	2,689	2,687	2,685
Capital surplus - preferred stock	3,591	3,590	3,559	3,120	1,638
Capital surplus - common stock and other	12,174	12,193	12,149	12,098	12,074
Retained earnings	20,993	20,265	19,813	19,149	18,834
Accumulated other comprehensive income (loss)	767	834	991	402	281
Common stock held in treasury at cost: 9, 10, 9, 8 and 9 shares	(552)	(569)	(518)	(451)	(467)
Total shareholders’ equity	39,663	39,003	38,683	37,005	35,045
Noncontrolling interests	2,415	2,762	3,119	3,209	3,191
Total equity	42,078	41,765	41,802	40,214	38,236
Total liabilities and equity	$300,812	$305,107	$300,803	$299,575	$295,883
Capital Ratios
Tier 1 common (e)	9.8%	9.6%	9.5%	9.3%	9.3%
Tier 1 risk-based (e)	11.7	11.6	11.7	11.4	11.4
Total risk-based (e)	14.9	14.7	14.5	14.2	14.4
Leverage (e)	10.4	10.4	10.4	10.1	10.5
Common shareholders’ equity to assets	12.0	11.6	11.7	11.3	11.3

(a)	Amounts include consolidated variable interest entities. Our 2012 Form 10-K included, and first quarter 2013 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our 2012 Form 10-K included, and first quarter 2013 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of March 31, 2013 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,168	$25,552	$26,546	$26,968	$27,031
Non-agency	6,025	6,245	6,490	6,716	6,577
Commercial mortgage-backed	3,745	3,674	3,720	3,561	3,774
Asset-backed	5,731	5,643	5,525	5,401	4,329
U.S. Treasury and government agencies	2,715	2,746	2,516	2,549	3,123
State and municipal	2,189	2,034	1,972	1,902	1,770
Other debt	2,649	2,860	3,045	3,178	2,996
Corporate stocks and other	368	346	390	317	347
Total securities available for sale	48,590	49,100	50,204	50,592	49,947
Securities held to maturity
Residential mortgage-backed	4,146	4,377	4,480	4,259	4,576
Commercial mortgage-backed	3,747	3,967	4,180	4,376	4,635
Asset-backed	826	702	825	874	1,170
U.S. Treasury and government agencies	231	229	227	225	223
State and municipal	639	664	671	671	671
Other	352	355	357	359	361
Total securities held to maturity	9,941	10,294	10,740	10,764	11,636
Total investment securities	58,531	59,394	60,944	61,356	61,583
Loans
Commercial	83,476	80,876	79,250	77,131	69,286
Commercial real estate	18,850	18,678	18,514	18,440	16,818
Equipment lease financing	7,241	6,956	6,774	6,586	6,377
Consumer	61,411	61,430	60,570	59,832	57,148
Residential real estate	15,121	15,257	15,575	15,932	14,927
Total loans	186,099	183,197	180,683	177,921	164,556
Loans held for sale	3,279	3,025	2,956	3,016	2,910
Federal funds sold and resale agreements	1,176	1,290	1,601	1,666	1,821
Other	7,095	6,737	6,422	6,173	6,864
Total interest-earning assets	256,180	253,643	252,606	250,132	237,734
Noninterest-earning assets:
Allowance for loan and lease losses	(3,937)	(3,987)	(4,152)	(4,176)	(4,314)
Cash and due from banks	4,055	4,126	3,907	3,694	3,777
Other	47,147	48,349	47,781	46,501	44,345
Total assets	$303,445	$302,131	$300,142	$296,151	$281,542
(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended
In millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$69,003	$67,997	$67,628	$66,902	$61,162
Demand	39,372	36,619	34,733	34,388	31,599
Savings	10,671	10,190	10,066	10,008	9,183
Retail certificates of deposit	23,488	24,394	25,695	27,373	29,011
Time deposits in foreign offices and other time	2,267	2,740	3,230	3,577	3,238

Total interest-bearing deposits	144,801	141,940	141,352	142,248	134,193
Borrowed funds
Federal funds purchased and repurchase agreements	4,328	4,023	4,659	4,937	4,551
Federal Home Loan Bank borrowings	7,657	8,877	10,626	10,238	8,967
Bank notes and senior debt	10,469	9,702	9,657	10,618	11,138
Subordinated debt	7,249	6,668	6,408	7,293	7,719
Commercial paper	7,967	9,069	10,518	8,229	5,684
Other	2,057	1,961	1,868	1,809	2,153

Total borrowed funds	39,727	40,300	43,736	43,124	40,212

Total interest-bearing liabilities	184,528	182,240	185,088	185,372	174,405
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	64,850	65,527	62,483	60,478	57,900
Allowance for unfunded loan commitments and letters of credit	249	239	225	243	240
Accrued expenses and other liabilities	11,891	12,237	11,590	10,375	11,186
Equity	41,927	41,888	40,756	39,683	37,811

Total liabilities and equity	$303,445	$302,131	$300,142	$296,151	$281,542
(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$144,801	$141,940	$141,352	$142,248	$134,193
Noninterest-bearing deposits	64,850	65,527	62,483	60,478	57,900

Total deposits	$209,651	$207,467	$203,835	$202,726	$192,093

Transaction deposits	$173,225	$170,143	$164,844	$161,768	$150,661

Common shareholders’ equity	$35,628	$35,296	$34,323	$33,648	$32,981

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.90%	2.94%	3.03%	3.17%	3.14%
Non-agency	5.40	5.39	5.08	5.63	5.38
Commercial mortgage-backed	4.02	3.81	4.29	4.41	4.42
Asset-backed	1.92	1.93	2.09	1.91	2.24
U.S. Treasury and government agencies	1.65	1.76	2.08	2.33	1.80
State and municipal	4.93	4.66	4.62	4.63	5.13
Other debt	2.58	2.91	2.85	2.56	2.55
Corporate stocks and other	.12	.24	.12	.11	.03
Total securities available for sale	3.16	3.19	3.27	3.40	3.38
Securities held to maturity
Residential mortgage-backed	3.44	3.34	3.50	3.70	3.58
Commercial mortgage-backed	4.71	4.50	4.46	4.56	4.62
Asset-backed	1.80	1.76	2.61	1.83	1.68
U.S. Treasury and government agencies	3.77	3.82	3.81	3.79	3.79
State and municipal	4.23	4.23	4.18	4.20	4.18
Other	2.82	2.89	2.82	2.89	2.83
Total securities held to maturity	3.82	3.73	3.83	3.90	3.82
Total investment securities	3.27	3.28	3.37	3.49	3.47
Loans
Commercial	4.03	4.16	4.30	4.75	4.51
Commercial real estate	5.05	5.57	5.26	5.78	5.19
Equipment lease financing	4.05	4.26	4.45	4.96	4.74
Consumer	4.67	4.68	4.63	4.67	4.78
Residential real estate	5.29	5.36	5.18	5.44	5.59
Total loans	4.45	4.58	4.59	4.90	4.78
Loans held for sale	6.49	5.34	4.34	6.00	6.89
Federal funds sold and resale agreements	.74	1.04	1.22	1.45	1.58
Other	3.25	3.24	3.27	3.62	3.71
Total yield on interest-earning assets	4.15	4.24	4.24	4.51	4.41
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.19	.19	.21	.21	.23
Demand	.04	.04	.04	.04	.04
Savings	.10	.09	.09	.10	.10
Retail certificates of deposit	.85	.89	.90	.57	.80
Time deposits in foreign offices and other time	.61	.45	.38	.49	.49
Total interest-bearing deposits	.26	.27	.29	.24	.31
Borrowed funds
Federal funds purchased and repurchase agreements	.16	.20	.19	.21	.22
Federal Home Loan Bank borrowings	.61	.70	.69	.74	.80
Bank notes and senior debt	1.83	2.07	2.16	2.30	2.48
Subordinated debt	2.83	3.57	4.71	4.77	5.09
Commercial paper	.25	.28	.28	.26	.26
Other	2.28	2.78	2.43	2.25	2.05
Total borrowed funds	1.30	1.46	1.53	1.72	2.01
Total rate on interest-bearing liabilities	.48	.54	.58	.58	.70

Interest rate spread	3.67	3.70	3.66	3.93	3.71
Impact of noninterest-bearing sources	.14	.15	.16	.15	.19

Net interest margin	3.81%	3.85%	3.82%	4.08%	3.90%

(a)

Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, were $40 million, $42 million, $36 million, $35 million and $31 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income

	Three months ended
In millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Core net interest income (a)	$2,140	$2,151	$2,154	$2,183	$2,028
Purchase accounting accretion (a)	249	273	245	343	263

Total net interest income	$2,389	$2,424	$2,399	$2,526	$2,291

(a) We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

Details of Net Interest Margin (b)

	Three months ended
In millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.27%	3.28%	3.37%	3.49%	3.47%
Total loans	4.45	4.58	4.59	4.90	4.78
Other	3.91	3.56	3.26	3.95	4.17
Total yield on interest earning assets	4.15	4.24	4.24	4.51	4.41

Rate on interest-bearing liabilities
Total interest-bearing deposits	.26	.27	.29	.24	.31
Total borrowed funds	1.30	1.46	1.53	1.72	2.01
Total rate on interest-bearing liabilities	.48	.54	.58	.58	.70

Interest rate spread	3.67	3.70	3.66	3.93	3.71
Impact of noninterest-bearing sources	.14	.15	.16	.15	.19

Net interest margin	3.81%	3.85%	3.82%	4.08%	3.90%

(b) See note (a) on page 5.

Details of Core Net Interest Margin (c)

	Three months ended
In millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.21%	3.17%	3.27%	3.37%	3.41%
Total loans	3.96	4.02	4.09	4.25	4.32
Other	3.22	3.35	3.11	3.73	3.65
Total yield on interest earning assets	3.75	3.80	3.85	4.01	4.05

Rate on interest-bearing liabilities
Total interest-bearing deposits	.29	.31	.34	.39	.54
Total borrowed funds	1.09	1.23	1.31	1.50	1.76
Total rate on interest-bearing liabilities	.46	.52	.57	.64	.81

Interest rate spread	3.29	3.28	3.28	3.37	3.24
Impact of noninterest-bearing sources	.14	.15	.16	.15	.19

Core net interest margin	3.43	3.43	3.44	3.52	3.43
Purchase accounting accretion impact on net interest margin	.38	.42	.38	.56	.47

Net interest margin	3.81%	3.85%	3.82%	4.08%	3.90%

(c)	We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. The adjustment represents annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Per Share Related Information (Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2013	2012	2012	2012	2012
Basic
Net income	$1,004	$719	$925	$546	$811
Less:
Net income (loss) attributable to noncontrolling interests	(9)	1	(14)	(5)	6
Preferred stock dividends and discount accretion and redemptions	75	54	63	25	39
Dividends and undistributed earnings allocated to nonvested restricted shares	4	4	5	1	4

Net income attributable to basic common shares	$934	$660	$871	$525	$762
Basic weighted-average common shares outstanding	526	526	526	527	526
Basic earnings per common share	$1.78	$1.26	$1.66	$1.00	$1.45
Diluted
Net income attributable to basic common shares	$934	$660	$871	$525	$762
Less: BlackRock common stock equivalents	5	4	3	4	3

Net income attributable to diluted common shares	$929	$656	$868	$521	$759
Basic weighted-average common shares outstanding	526	526	526	527	526
Dilutive potential common shares	2	2	3	3	3

Diluted weighted-average common shares outstanding	528	528	529	530	529
Diluted earnings per common share	$1.76	$1.24	$1.64	$.98	$1.44

Selected Consolidated Income Statement Information (Unaudited)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2013	2012	2012	2012	2012
Noninterest Income
Provision for residential mortgage repurchase obligations (Pre-tax)	$(4)	$(254)	$(37)	$(438)	$(32)
Impact on diluted earnings per share (a)	(.00)	(.31)	(.05)	(.54)	(.04)
Gain on sale of Visa Class B common shares (Pre-tax)		$130	$137
Impact on diluted earnings per share (a)		.16	.17
Noninterest Expense
Goodwill impairment charge for Residential Mortgage Banking segment (Pre-tax)		$45
Impact on diluted earnings per share (a)		(.08)
Expenses for residential mortgage foreclosure-related matters (Pre-tax)	$15	$91	$53	$43	$38
Impact on diluted earnings per share (a)	(.02)	(.11)	(.06)	(.05)	(.05)
Noncash charges for unamortized discounts related to redemption of trust preferred securities (Pre-tax)		$70	$95	$130
Impact on diluted earnings per share (a)		(.09)	(.12)	(.16)
Integration costs (Pre-tax)		$35	$35	$52	$145
Impact on diluted earnings per share (a)		(.04)	(.04)	(.06)	(.18)

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%, excluding the goodwill impairment charge which was considered nondeductible for income tax purposes.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Loans (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions	2013	2012	2012	2012	2012
Commercial
Retail/wholesale trade	$14,109	$13,801	$13,381	$13,434	$12,983
Manufacturing	14,139	13,856	13,498	13,442	12,684
Service providers	12,568	12,095	11,822	11,875	11,215
Real estate related (a)	10,274	10,616	10,208	10,051	10,091
Financial services (b)	9,679	9,026	9,136	9,397	8,273
Health care	7,392	7,267	6,652	6,240	5,695
Other industries	16,124	16,379	14,971	14,462	14,574
Total commercial	84,285	83,040	79,668	78,901	75,515
Commercial real estate
Real estate projects (c)	12,596	12,347	12,801	12,837	12,589
Commercial mortgage	6,183	6,308	5,808	5,643	5,945
Total commercial real estate	18,779	18,655	18,609	18,480	18,534
Equipment lease financing	7,240	7,247	6,923	6,764	6,594
Total commercial lending	110,304	108,942	105,200	104,145	100,643
Consumer
Home equity
Lines of credit	23,029	23,576	24,007	24,360	24,668
Installment	13,001	12,344	11,871	11,478	11,076
Credit card	4,081	4,303	4,135	4,123	4,089
Other consumer
Education	8,048	8,238	8,415	8,807	9,246
Automobile	8,716	8,708	8,328	7,166	5,794
Other	4,340	4,505	4,525	4,523	4,486
Total consumer	61,215	61,674	61,281	60,457	59,359
Residential real estate
Residential mortgage	14,217	14,430	14,505	14,927	15,287
Residential construction	768	810	878	896	925
Total residential real estate	14,985	15,240	15,383	15,823	16,212
Total consumer lending	76,200	76,914	76,664	76,280	75,571
Total loans (d)	$186,504	$185,856	$181,864	$180,425	$176,214
(a) Includes loans to customers in the real estate and construction industries.
(b) Includes loans issued to a Financing Special Purpose Entity which holds receivables from other industries within Commercial Lending.
(c) Includes both construction loans and intermediate financing for projects.
(d) Includes purchased impaired loans:	$7,073	$7,406	$7,749	$8,083	$8,421

Details of Loans Held for Sale (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions	2013	2012	2012	2012	2012
Commercial mortgage	$895	$1,392	$1,183	$1,021	$1,014
Residential mortgage	2,331	2,220	1,477	1,939	1,387
Other	69	81	77	373	55
Total	$3,295	$3,693	$2,737	$3,333	$2,456

Net Unfunded Commitments (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions	2013	2012	2012	2012	2012
Net unfunded commitments	$121,812	$120,592	$118,285	$113,636	$112,454

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

	March 31	December 31	September 30	June 30	March 31
Three months ended - in millions	2013	2012	2012	2012	2012
Beginning balance	$4,036	$4,039	$4,156	$4,196	$4,347
Charge-offs:
Commercial	(114)	(126)	(114)	(123)	(111)
Commercial real estate	(86)	(72)	(83)	(75)	(84)
Equipment lease financing	(3)	(4)	(2)	(5)	(5)
Home equity (a)	(194)	(141)	(167)	(121)	(131)
Residential real estate (a)	(79)	(18)	(25)	(37)	(30)
Credit card (a)	(50)	(43)	(47)	(55)	(55)
Other consumer (a)	(43)	(56)	(43)	(46)	(51)
Total charge-offs (b)	(569)	(460)	(481)	(462)	(467)
Recoveries:
Commercial	63	77	76	75	72
Commercial real estate	13	29	34	29	23
Equipment lease financing	6	8	7	6	9
Home equity	13	15	16	17	13
Residential real estate	(1)		(1)	1	(1)
Credit card	5	9	6	6	5
Other consumer	14	12	12	13	13
Total recoveries	113	150	150	147	134
Net (charge-offs) recoveries:
Commercial	(51)	(49)	(38)	(48)	(39)
Commercial real estate	(73)	(43)	(49)	(46)	(61)
Equipment lease financing	3	4	5	1	4
Home equity	(181)	(126)	(151)	(104)	(118)
Residential real estate	(80)	(18)	(26)	(36)	(31)
Credit card	(45)	(34)	(41)	(49)	(50)
Other consumer	(29)	(44)	(31)	(33)	(38)
Total net charge-offs	(456)	(310)	(331)	(315)	(333)
Provision for credit losses	236	318	228	256	185
Other			1
Net change in allowance for unfunded loan commitments and letters of credit	12	(11)	(15)	19	(3)
Ending balance	$3,828	$4,036	$4,039	$4,156	$4,196
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized) (b)	.99%	.67%	.73%	.71%	.81%
Allowance for loan and lease losses to total loans	2.05	2.17	2.22	2.30	2.38
Commercial lending net charge-offs	$(121)	$(88)	$(82)	$(93)	$(96)
Consumer lending net charge-offs	(335)	(222)	(249)	(222)	(237)
Total net charge-offs	$(456)	$(310)	$(331)	$(315)	$(333)
Net charge-offs to average loans
Commercial lending	.45%	.33%	.31%	.37%	.42%
Consumer lending	1.78	1.15	1.30	1.18	1.32
(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional consumer charge-offs of $45.2 million and $82.9 million have been taken as of December 31, 2012 and September 30, 2012, respectively, related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection where no formal affirmation of the loan obligation was provided by the borrower. Such loans have been classified as troubled debt restructurings (TDRs) and have been reported based upon fair value of the collateral less costs to sell.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, additional charge-offs of $134 million have been taken. Excluding the impact of these additional charge-offs, annualized net charge-offs to average loans for the first quarter 2013 was 0.70%.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

	March 31	December 31	September 30	June 30	March 31
Three months ended - in millions	2013	2012	2012	2012	2012
Beginning balance	$250	$239	$224	$243	$240
Net change in allowance for unfunded loan commitments and letters of credit	(12)	11	15	(19)	3
Ending balance	$238	$250	$239	$224	$243

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended
	March 31	December 31	March 31
In millions	2013	2012	2012
Impaired loans
Scheduled accretion	$157	$160	$158
Reversal of contractual interest on impaired loans	(85)	(93)	(97)
Scheduled accretion net of contractual interest	72	67	61
Excess cash recoveries	50	45	40
Total impaired loans	$122	$112	$101

Purchased Impaired Loans - Accretable Yield

In millions		In millions
January 1, 2013	$2,166	January 1, 2012	$2,109
		Addition due to RBC Bank (USA) acquisition on March 2, 2012	587
Scheduled accretion	(157)	Scheduled accretion	(158)
Excess cash recoveries	(50)	Excess cash recoveries	(40)
Net reclassifications to accretable from non-accretable and other activity (a)	213	Net reclassifications to accretable from non-accretable and other activity	(29)

March 31, 2013 (b)	$2,172	March 31, 2012	$2,469

(a) Over 48 percent of the net reclassifications were driven by the commercial portfolio. Approximately half of the commercial portfolio impact related to excess cash recoveries recognized during the period, with the remaining due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were due to future cash flow changes in the consumer portfolio.

(b) As of March 31, 2013, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.2 billion in future periods. This will offset the total net accretable interest in future interest income of $2.2 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	March 31, 2013		December 31, 2012
Dollars in millions	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1,465		$ 1,680
Purchased impaired mark	(386)		(431)

Recorded investment	1,079		1,249
Allowance for loan losses	(198)		(239)

Net investment	881	60%	1,010	60%

Consumer and residential mortgage loans:
Unpaid principal balance	6,359		6,639
Purchased impaired mark	(365)		(482)

Recorded investment	5,994		6,157
Allowance for loan losses	(911)		(858)

Net investment	5,083	80%	5,299	80%

Total purchased impaired loans:
Unpaid principal balance	7,824		8,319
Purchased impaired mark	(751)		(913)

Recorded investment	7,073		7,406
Allowance for loan losses	(1,109)		(1,097)

Net investment	$5,964	76%	$6,309	76%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

	March 31	December 31	September 30	June 30	March 31
In millions	2013	2012	2012	2012	2012
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$62	$61	$88	$110	$108
Manufacturing	75	73	104	141	107
Service providers	112	124	144	145	149
Real estate related (b)	161	178	236	214	232
Financial services	13	9	13	15	20
Health care	21	25	26	22	23
Other industries	98	120	138	144	200
Total commercial	542	590	749	791	839
Commercial real estate
Real estate projects	606	654	802	924	977
Commercial mortgage	138	153	198	218	274
Total commercial real estate	744	807	1,000	1,142	1,251
Equipment lease financing	9	13	15	19	21
Total commercial lending	1,295	1,410	1,764	1,952	2,111
Consumer lending (c)
Home equity (d)	1,088	951	818	722	685
Residential real estate
Residential mortgage (d) (e)	952	824	766	707	684
Residential construction	13	21	24	32	44
Credit card	6	5	5	6	12
Other consumer (d)	68	43	37	39	45
Total consumer lending (f)	2,127	1,844	1,650	1,506	1,470
Total nonperforming loans (g)	3,422	3,254	3,414	3,458	3,581
OREO and foreclosed assets
Other real estate owned (OREO) (h)	472	507	578	670	749
Foreclosed and other assets	33	33	29	48	31
Total OREO and foreclosed assets	505	540	607	718	780
Total nonperforming assets	$3,927	$3,794	$4,021	$4,176	$4,361
Nonperforming loans to total loans	1.83%	1.75%	1.88%	1.92%	2.03%
Nonperforming assets to total loans, OREO and foreclosed assets	2.10	2.04	2.20	2.31	2.46
Nonperforming assets to total assets	1.31	1.24	1.34	1.39	1.47
Allowance for loan and lease losses to nonperforming loans (i)	112	124	118	120	117

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.

(b)	Includes loans related to customers in the real estate and construction industries.

(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(d)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, nonperforming home equity loans increased $214 million, nonperforming residential mortgage loans increased $187 million and nonperforming other consumer loans increased $25 million. Charge-offs have been taken on these loans where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $134 million.

(e)	Nonperforming residential mortgage excludes loans of $123 million, $69 million, $61 million, $55 million and $55 million accounted for under the fair value option as of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(f)	Pursuant to regulatory guidance issued in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $199 million and $112 million in the fourth and third quarters of 2012, respectively, related to changes in treatment of certain loans classified as TDRs, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.

(g)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(h)	OREO excludes $383 million, $380 million, $363 million, $262 million and $252 million at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).

(i)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	January 1, 2013 - March 31, 2013	October 1, 2012 - December 31, 2012	July 1, 2012 - September 30, 2012	April 1, 2012 - June 30, 2012	January 1, 2012 - March 31, 2012
Beginning balance	$3,794	$4,021	$4,176	$4,361	$4,156
New nonperforming assets	1,032	804	861	797	1,186
Charge-offs and valuation adjustments	(343)	(297)	(392)	(293)	(236)
Principal activity, including paydowns and payoffs	(258)	(532)	(438)	(428)	(414)
Asset sales and transfers to loans held for sale	(114)	(134)	(162)	(168)	(146)
Returned to performing status	(184)	(68)	(24)	(93)	(185)
Ending balance	$3,927	$3,794	$4,021	$4,176	$4,361

Largest Individual Nonperforming Assets at March 31, 2013 (a)

In millions
Ranking	Outstandings	Industry
1	$37	Real Estate, Rental and Leasing
2	34	Real Estate, Rental and Leasing
3	19	Real Estate, Rental and Leasing
4	17	Real Estate, Rental and Leasing
5	16	Construction
6	14	Real Estate, Rental and Leasing
7	12	Other Real Estate Owned
8	11	Real Estate, Rental and Leasing
9	11	Other Industries
10	11	Other Industries
Total	$182
As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

	March 31	December 31	September 30	June 30	March 31
In millions	2013	2012	2012	2012	2012
Total commercial lending	$610	$541	$556	$483	$412
Total consumer lending (a)	2,231	2,318	2,019	1,836	1,821
Total TDRs	$2,841	$2,859	$2,575	$2,319	$2,233
Nonperforming	$1,517	$1,589	$1,383	$1,189	$1,095
Accruing (b)	1,103	1,037	950	878	865
Credit card (c)	221	233	242	252	273
Total TDRs	$2,841	$2,859	$2,575	$2,319	$2,233

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional troubled debt restructurings related to changes in treatment of certain loans of $245.7 million and $154.8 million in the fourth and third quarters of 2012, respectively, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability were added to the consumer lending population. The additional TDR population increased nonperforming loans by $199 million and $112 million, respectively. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.
(b)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are generally not returned to accrual status.

(c)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012
Commercial	$163	$115	$141	$130	$ 195	.19%	.14%	.18%	.16%	.26%
Commercial real estate	111	100	91	123	144	.59	.54	.49	.67	.78
Equipment lease financing	34	17	8	5	25	.47	.23	.12	.07	.38
Home equity	86	117	130	124	127	.24	.33	.36	.35	.36
Residential real estate
Non government insured	145	151	147	148	198	.97	.99	.96	.94	1.22
Government insured	114	127	127	123	122	.76	.83	.80	.78	.75
Credit card	30	34	31	33	34	.74	.79	.75	.80	.83
Other consumer
Non government insured	49	65	54	43	50	.23	.30	.25	.21	.26
Government insured	162	193	154	164	171	.77	.90	.72	.80	.88
Total	$894	$919	$883	$893	$ 1,066	.48	.49	.49	.49	.60

Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012
Commercial	$35	$55	$92	$65	$ 53	.04%	.07%	.12%	.08%	.07%
Commercial real estate	36	57	66	105	44	.19	.31	.35	.57	.24
Equipment lease financing	1	1	5	2	2	.01	.01	.07	.03	.03
Home equity	33	58	69	68	79	.09	.16	.19	.19	.22
Residential real estate
Non government insured	41	49	52	52	56	.27	.32	.34	.33	.35
Government insured	86	97	94	91	100	.57	.64	.59	.58	.62
Credit card	20	23	20	22	24	.49	.53	.48	.53	.59
Other consumer
Non government insured	15	21	23	16	20	.07	.10	.11	.08	.10
Government insured	86	110	121	113	98	.41	.51	.57	.55	.50
Total	$353	$471	$542	$534	$ 476	.19	.25	.30	.30	.27

Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Mar. 31 2012
Commercial	$27	$42	$41	$34	$ 28	.03%	.05%	.05%	.04%	.04%
Commercial real estate	3	15	36	16	5	.02	.08	.19	.09	.03
Equipment lease financing		2	1	1	5		.03	.01	.01	.08
Residential real estate
Non government insured	59	46	97	104	116	.39	.30	.63	.66	.72
Government insured	1,458	1,855	1,896	1,925	2,012	9.73	12.17	11.98	12.17	12.41
Credit card	35	36	32	38	47	.86	.84	.77	.92	1.15
Other consumer
Non government insured	13	18	18	17	21	.06	.08	.08	.08	.11
Government insured	311	337	335	348	351	1.47	1.57	1.58	1.70	1.80
Total	$1,906	$2,351	$2,456	$2,483	$ 2,585	1.02	1.26	1.35	1.38	1.47
(a)	Excludes loans held for sale and purchased impaired loans.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, accruing consumer loans past due 30 - 59 days decreased $44 million, accruing consumer loans past due 60 - 89 days decreased $36 million and accruing consumer loans past due 90 days or more decreased $315 million, of which, $295 million related to residential real estate government insured loans. As part of this alignment, these loans were moved into nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC. Certain loan applications are brokered by majority owned affiliates to others.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2013, our economic interest in BlackRock was 22%.

Period End Employees

	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Full-time employees
Retail Banking	22,985	23,331	23,403	23,388	23,583
Other full-time employees (a)	27,957	27,616	27,512	27,060	26,863
Total full-time employees	50,942	50,947	50,915	50,448	50,446
Part-time employees
Retail Banking	4,496	4,563	4,740	4,970	5,265
Other part-time employees (a)	734	775	879	1,215	894
Total part-time employees	5,230	5,338	5,619	6,185	6,159
Total	56,172	56,285	56,534	56,633	56,605

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions Income (Loss)	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
Retail Banking (c)	$120	$121	$192	$136	$147
Corporate & Institutional Banking	541	649	607	577	495
Asset Management Group	43	34	37	38	36
Residential Mortgage Banking (d) (e)	45	(192)	36	(213)	61
Non-Strategic Assets Portfolio	79	59	40	67	71
Other, including BlackRock (b) (f) (g)	176	48	13	(59)	1

Net income	$1,004	$719	$925	$546	$811

Revenue

Retail Banking (c)	$1,483	$1,677	$1,664	$1,551	$1,436
Corporate & Institutional Banking	1,341	1,576	1,416	1,439	1,266
Asset Management Group	255	247	243	240	243
Residential Mortgage Banking (d)	291	58	284	(109)	293
Non-Strategic Assets Portfolio	219	218	204	223	198
Other, including BlackRock (b) (f)	366	293	277	279	296

Total revenue	$3,955	$4,069	$4,088	$3,623	$3,732

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. During the second quarter of 2012, enhancements were made to the funds transfer pricing methodology. Retrospective application of our new funds transfer pricing methodology has been made to the prior period reportable business segment results and disclosures to create comparability to the current period presentation, which we believe is more meaningful to readers of our financial statements. During the third quarter of 2012, enhancements were made to certain assumptions used to estimate our total ALLL and provision. The estimated impact as of the beginning of the third quarter 2012 was approximately an increase of $41 million and a decrease of $55 million to the provision for credit losses of Retail Banking and Corporate & Institutional Banking, respectively.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2013 Form 10-Q will include additional information regarding BlackRock.

(c)	Includes gains on sales of a portion of Visa Class B common shares in the third and fourth quarters of 2012. For more information, refer to Selected Consolidated Income Statement Information on page 7.

(d)	Includes provisions for residential mortgage repurchase obligations. For more information, refer to Selected Consolidated Income Statement Information on page 7.

(e)	Includes expenses for residential mortgage foreclosure-related matters. For more information, refer to Selected Consolidated Income Statement Information on page 7.

(f)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

(g)	Includes amounts for integration costs and noncash charges for unamortized discounts related to redemption of trust preferred securities. For more information, refer to Selected Consolidated Income Statement Information on page 7.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
INCOME STATEMENT
Net interest income	$1,049	$1,081	$1,076	$1,114	$1,045
Noninterest income
Service charges on deposits	129	143	146	137	121
Brokerage	52	48	47	49	45
Consumer services	216	220	214	213	191
Other	37	185	181	38	34
Total noninterest income	434	596	588	437	391
Total revenue	1,483	1,677	1,664	1,551	1,436
Provision for credit losses	162	280	220	165	135
Noninterest expense	1,131	1,206	1,140	1,171	1,069
Pretax earnings	190	191	304	215	232
Income taxes	70	70	112	79	85
Earnings	$120	$121	$192	$136	$147
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,913	$28,920	$28,881	$28,761	$26,759
Indirect auto	7,006	6,718	5,654	5,042	4,439
Indirect other	1,000	1,063	1,133	1,211	1,292
Education	8,220	8,370	8,611	9,100	9,440
Credit cards	4,108	4,138	4,108	4,075	3,928
Other	2,141	2,145	2,068	2,004	1,888
Total consumer	51,388	51,354	50,455	50,193	47,746
Commercial and commercial real estate	11,290	11,266	11,360	11,445	10,682
Floor plan	2,014	1,915	1,769	1,803	1,663
Residential mortgage	811	862	918	972	1,031
Total loans	65,503	65,397	64,502	64,413	61,122
Goodwill and other intangible assets	6,148	6,174	6,199	6,228	5,888
Other assets	2,465	2,565	2,589	2,452	2,699
Total assets	$74,116	$74,136	$73,290	$73,093	$69,709
Deposits
Noninterest-bearing demand	$20,744	$20,900	$20,660	$20,381	$18,764
Interest-bearing demand	31,183	29,526	28,506	28,265	25,707
Money market	48,291	47,859	47,557	47,271	43,601
Total transaction deposits	100,218	98,285	96,723	95,917	88,072
Savings	10,537	10,068	9,954	9,900	9,077
Certificates of deposit	22,683	23,531	24,746	26,468	28,150
Total deposits	133,438	131,884	131,423	132,285	125,299
Other liabilities	273	285	255	190	629
Capital	9,058	9,051	9,034	8,455	8,328
Total liabilities and equity	$142,769	$141,220	$140,712	$140,930	$134,256
PERFORMANCE RATIOS
Return on average capital	5%	5%	8%	6%	7%
Return on average assets	.66	.65	1.04	.75	.85
Noninterest income to total revenue	29	36	35	28	27
Efficiency	76	72	69	75	74
(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$230	$245	$266	$275	$315
Consumer nonperforming assets	1,050	902	799	685	650
Total nonperforming assets	$1,280	$1,147	$1,065	$960	$965
Purchased impaired loans (b)	$788	$819	$852	$886	$903
Commercial lending net charge-offs	$37	$34	$19	$38	$28
Credit card lending net charge-offs	45	35	40	49	50
Consumer lending (excluding credit card) net charge-offs	168	148	160	100	113
Total net charge-offs	$250	$217	$219	$187	$191
Commercial lending annualized net charge-off ratio	1.13%	1.03%	.58%	1.15%	.91%
Credit card lending annualized net charge-off ratio	4.44%	3.36%	3.87%	4.84%	5.12%
Consumer lending (excluding credit card) annualized net charge-off ratio (g)	1.42%	1.22%	1.35%	.85%	1.01%
Total annualized net charge-off ratio (g)	1.55%	1.32%	1.35%	1.17%	1.26%
Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	48%	42%	41%	39%	37%
Weighted-average loan-to-value ratios (LTVs) (d) (e)	85%	81%	80%	78%	81%
Weighted-average updated FICO scores (f)	743	742	742	742	739
Annualized net charge-off ratio (g)	1.97%	1.35%	1.58%	.92%	1.11%
Delinquency data: (h)
Loans 30 - 59 days past due	.44%	.52%	.51%	.54%	.56%
Loans 60 - 89 days past due	.24%	.33%	.33%	.33%	.35%
Loans 90 days past due	.99%	1.22%	1.24%	1.24%	1.24%
Other statistics:
ATMs	7,303	7,282	7,261	7,206	7,220
Branches (i)	2,856	2,881	2,887	2,888	2,900
Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,534	6,475	6,451	6,349	6,278
Retail online banking active customers	4,234	4,227	4,117	3,953	3,823
Retail online bill payment active customers	1,260	1,236	1,219	1,189	1,161
Brokerage statistics:
Financial consultants (j)	611	636	655	684	693
Full service brokerage offices	39	41	42	40	38
Brokerage account assets (billions)	$39	$38	$38	$36	$37

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien position and LTV calculation at March 31, 2013 reflect the use of revised assumptions where data is missing.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Ratio for the three months ended March 31, 2013 includes additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(h)	Delinquency data includes nonaccrual loans. Amounts as of March 31, 2013 are based upon recorded investment; previous quarters’ amounts are based upon unpaid principal balances.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(j)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
INCOME STATEMENT
Net interest income	$956	$1,057	$1,019	$1,085	$938
Noninterest income
Corporate service fees	246	324	258	248	200
Other	139	195	139	106	128
Noninterest income	385	519	397	354	328
Total revenue	1,341	1,576	1,416	1,439	1,266
Provision for credit losses (benefit)	14	9	(61)	33	19
Noninterest expense	480	549	520	496	463
Pretax earnings	847	1,018	957	910	784
Income taxes	306	369	350	333	289
Earnings	$541	$649	$607	$577	$495
AVERAGE BALANCE SHEET
Loans
Commercial	$52,893	$51,081	$50,636	$49,087	$42,919
Commercial real estate	16,876	16,517	16,226	15,928	14,388
Commercial - real estate related	6,826	6,562	6,008	5,545	4,971
Asset-based lending	11,181	10,893	10,406	9,755	9,266
Equipment lease financing	6,552	6,272	6,095	5,911	5,706
Total loans	94,328	91,325	89,371	86,226	77,250
Goodwill and other intangible assets	3,752	3,724	3,707	3,749	3,442
Loans held for sale	1,236	1,190	1,263	1,190	1,244
Other assets	12,355	12,842	12,582	11,670	10,960
Total assets	$111,671	$109,081	$106,923	$102,835	$92,896
Deposits
Noninterest-bearing demand	$40,572	$40,607	$37,685	$37,813	$37,225
Money market	17,023	16,500	16,237	15,734	13,872
Other	6,979	6,842	6,277	5,933	5,372
Total deposits	64,574	63,949	60,199	59,480	56,469
Other liabilities	18,779	19,107	19,201	17,551	15,987
Capital	9,588	9,787	9,937	8,815	8,537
Total liabilities and equity	$92,941	$92,843	$89,337	$85,846	$80,993
PERFORMANCE RATIOS
Return on average capital	23%	26%	24%	26%	23%
Return on average assets	1.96	2.37	2.26	2.26	2.14
Noninterest income to total revenue	29	33	28	25	26
Efficiency	36	35	37	34	37
COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$282	$265	$264	$268	$267
Acquisitions/additions	21	35	12	7	10
Repayments/transfers	(13)	(18)	(11)	(11)	(9)
End of period	$290	$282	$265	$264	$268
OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$329	$337	$346	$354	$343
Capital Markets (d)	$131	$228	$175	$151	$156
Commercial mortgage loans held for sale (e)	$38	$44	$13	$34	$13
Commercial mortgage loan servicing income, net of amortization (f)	53	57	55	53	30
Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge	11	16	16	(6)	5
Total commercial mortgage banking activities	$102	$117	$84	$81	$48
Total loans (g)	$94,843	$93,721	$90,099	$88,810	$84,329
Net carrying amount of commercial mortgage servicing rights (g)	$452	$420	$402	$398	$428
Credit-related statistics:
Nonperforming assets (g)	$1,082	$1,181	$1,500	$1,686	$1,776
Purchased impaired loans (g) (h)	$768	$875	$990	$1,088	$1,177
Net charge-offs	$58	$34	$35	$30	$43
(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our first quarter 2013 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge is shown separately.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
INCOME STATEMENT
Net interest income	$73	$74	$73	$75	$75
Noninterest income	182	173	170	165	168
Total revenue	255	247	243	240	243
Provision for credit losses (benefit)	5	(2)	4	(1)	10
Noninterest expense	183	195	180	181	176
Pretax earnings	67	54	59	60	57
Income taxes	24	20	22	22	21
Earnings	$43	$34	$37	$38	$36
AVERAGE BALANCE SHEET
Loans
Consumer	$4,793	$4,671	$4,486	$4,321	$4,183
Commercial and commercial real estate	1,037	1,021	1,060	1,098	1,126
Residential mortgage	772	706	687	692	692
Total loans	6,602	6,398	6,233	6,111	6,001
Goodwill and other intangible assets	306	315	324	333	345
Other assets	223	226	214	215	220
Total assets	$7,131	$6,939	$6,771	$6,659	$6,566
Deposits
Noninterest-bearing demand	$1,331	$1,573	$1,336	$1,362	$1,575
Interest-bearing demand	3,616	3,009	2,662	2,674	2,637
Money market	3,841	3,562	3,466	3,535	3,651
Total transaction deposits	8,788	8,144	7,464	7,571	7,863
CDs/IRAs/savings deposits	454	461	465	490	549
Total deposits	9,242	8,605	7,929	8,061	8,412
Other liabilities	60	65	68	68	71
Capital	474	481	464	463	347
Total liabilities and equity	$9,776	$9,151	$8,461	$8,592	$8,830
PERFORMANCE RATIOS
Return on average capital	37%	28%	32%	33%	42%
Return on average assets	2.45	1.95	2.17	2.30	2.21
Noninterest income to total revenue	71	70	70	69	69
Efficiency	72	79	74	75	72
OTHER INFORMATION
Total nonperforming assets (b)	$65	$69	$61	$67	$73
Purchased impaired loans (b) (c)	$105	$109	$118	$122	$126
Total net charge-offs (recoveries)	$3	$2	$(1)	$3	$2
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$112	$107	$106	$102	$104
Institutional	124	117	116	112	115
Total	$236	$224	$222	$214	$219
Asset Type
Equity	$130	$120	$120	$116	$119
Fixed income	70	69	68	66	66
Liquidity/Other	36	35	34	32	34
Total	$236	$224	$222	$214	$219
Discretionary assets under management
Personal	$77	$73	$73	$71	$73
Institutional	41	39	39	38	39
Total	$118	$112	$112	$109	$112
Asset Type
Equity	$62	$56	$57	$56	$58
Fixed income	39	39	39	38	38
Liquidity/Other	17	17	16	15	16
Total	$118	$112	$112	$109	$112
Nondiscretionary assets under administration
Personal	$35	$34	$33	$31	$31
Institutional	83	78	77	74	76
Total	$118	$112	$110	$105	$107
Asset Type
Equity	$68	$64	$63	$60	$61
Fixed income	31	30	29	28	28
Liquidity/Other	19	18	18	17	18
Total	$118	$112	$110	$105	$107
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Residential Mortgage Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
INCOME STATEMENT
Net interest income	$48	$53	$52	$53	$51
Noninterest income
Loan servicing revenue
Servicing fees	41	48	49	52	56
Net MSR hedging gains	37	2	7	39	71
Loan sales revenue
Provision for residential mortgage repurchase obligations	(4)	(254)	(37)	(438)	(32)
Loan sales revenue	172	213	216	177	141
Other	(3)	(4)	(3)	8	6
Total noninterest income	243	5	232	(162)	242
Total revenue	291	58	284	(109)	293
Provision for credit losses (benefit)	20	2	2	(2)	(7)
Noninterest expense	200	333	226	230	203
Pretax earnings (loss)	71	(277)	56	(337)	97
Income taxes (benefit)	26	(85)	20	(124)	36
Earnings (loss)	$45	$(192)	$36	$(213)	$61
AVERAGE BALANCE SHEET
Portfolio loans	$2,553	$2,559	$2,648	$2,751	$2,922
Loans held for sale	2,038	1,832	1,694	1,830	1,675
Mortgage servicing rights (MSR)	764	620	599	665	645
Other assets	5,448	6,120	6,560	6,255	6,747
Total assets	$10,803	$11,131	$11,501	$11,501	$11,989
Deposits	$3,106	$3,286	$3,492	$1,783	$1,662
Borrowings and other liabilities	3,487	3,729	4,198	4,067	4,353
Capital	1,752	1,830	1,488	1,157	832
Total liabilities and equity	$8,345	$8,845	$9,178	$7,007	$6,847
PERFORMANCE RATIOS
Return on average capital	10%	(42)%	10%	(74)%	29%
Return on average assets	1.69	(6.86)	1.25	(7.45)	2.05
Noninterest income to total revenue	84	9	82	149	83
Efficiency	69	574	80	(211)	69
RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$119	$119	$116	$121	$118
Acquisitions	6	6	8		7
Additions	4	4	4	2	4
Repayments/transfers	(9)	(10)	(9)	(7)	(8)
End of period	$120	$119	$119	$116	$121
Servicing portfolio - third-party statistics: (b)
Fixed rate	92%	92%	91%	91%	91%
Adjustable rate/balloon	8%	8%	9%	9%	9%
Weighted-average interest rate	4.80%	4.94%	5.06%	5.21%	5.26%
MSR capitalized value (in billions)	$.8	$.7	$.6	$.6	$.7
MSR capitalization value (in basis points)	65	54	50	50	60
Weighted-average servicing fee (in basis points)	28	28	29	29	29
RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$614	$421	$462	$101	$83
Provision	4	254	37	438	32
RBC Bank (USA) acquisition					26
Losses - loan repurchases and settlements	(96)	(61)	(78)	(77)	(40)
End of period	$522	$614	$421	$462	$101
OTHER INFORMATION
Loan origination volume (in billions)	$4.2	$4.4	$3.8	$3.6	$3.4
Loan sale margin percentage	4.07%	4.87%	5.68%	4.89%	4.17%
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%
Refinance volume	81%	80%	74%	72%	82%
Total nonperforming assets (b)	$236	$134	$82	$78	$80
Purchased impaired loans (b) (c)	$24	$38	$69	$84	$100
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2013	December 31 2012	September 30 2012	June 30 2012	March 31 2012
INCOME STATEMENT
Net interest income	$203	$197	$195	$221	$217
Noninterest income	16	21	9	2	(19)
Total revenue	219	218	204	223	198
Provision for credit losses	42	52	61	50	18
Noninterest expense	52	73	79	67	68
Pretax earnings	125	93	64	106	112
Income taxes	46	34	24	39	41
Earnings	$79	$59	$40	$67	$71
AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$537	$720	$846	$1,008	$1,004
Lease financing	688	684	678	675	670
Total commercial lending	1,225	1,404	1,524	1,683	1,674
Consumer Lending:
Home equity	4,158	4,325	4,498	4,668	4,849
Residential real estate	5,938	6,130	6,328	6,534	6,046
Total consumer lending	10,096	10,455	10,826	11,202	10,895
Total portfolio loans	11,321	11,859	12,350	12,885	12,569
Other assets (b)	(586)	(481)	(333)	(195)	(445)
Total assets	$10,735	$11,378	$12,017	$12,690	$12,124
Deposits and other liabilities	$168	$186	$189	$180	$177
Capital	1,094	1,188	1,278	1,311	1,176
Total liabilities and equity	$1,262	$1,374	$1,467	$1,491	$1,353
PERFORMANCE RATIOS
Return on average capital	29%	20%	12%	21%	24%
Return on average assets	2.98	2.06	1.32	2.12	2.36
Noninterest income to total revenue	7	10	4	1	(10)
Efficiency	24	33	39	30	34
OTHER INFORMATION
Nonperforming assets (c)	$999	$999	$1,056	$1,120	$1,192
Purchased impaired loans (c) (d)	$5,372	$5,547	$5,702	$5,889	$6,097
Net charge-offs	$87	$60	$65	$83	$91
Annualized net charge-off ratio	3.12%	2.01%	2.09%	2.59%	2.91%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$493	$665	$795	$945	$1,104
Lease financing	690	686	680	677	671
Total commercial lending	1,183	1,351	1,475	1,622	1,775
Consumer Lending:
Home equity	4,209	4,237	4,408	4,575	4,751
Residential real estate	5,880	6,093	6,272	6,475	6,693
Total consumer lending	10,089	10,330	10,680	11,050	11,444
Total loans	$11,272	$11,681	$12,155	$12,672	$13,219
(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

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Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, TDRs, and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares or other units specified in a derivative contract.

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Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

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Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others, less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.